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                                   SCHEDULE 14A
                             SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                        THE SECURITIES EXCHANGE ACT OF 1934

                                 ----------------

  Filed by the Registrant [x]

  Filed by a Party other than the Registrant [ ]

  Check the appropriate box:

  [ ] Preliminary Proxy Statement
  [ ] Definitive Proxy Statement
  [x] Definitive Additional Materials
  [ ] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                                 ----------------

                           SANTA FE PACIFIC CORPORATION
                 (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           SANTA FE PACIFIC CORPORATION
                    (NAME OF PERSON(S) FILING PROXY STATEMENT)

                                 ----------------

  Payment of Filing Fee (Check the appropriate box):(/1/)

  [ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
  [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
  [x] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1) Title of each class of securities to which transaction applies: Santa Fe Pacific Corporation common stock, par value $1.00 per share.
    2) Aggregate number of securities to which transaction applies: 186,523,992 shares of Santa Fe Pacific Corporation common stock.
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: $52 3/8(/2/)
    4) Proposed maximum aggregate value of transaction: $2,637,682,402(/2/)

 (/1/) The filing fee previously was paid with the initial filing of the preliminary proxy materials on August 8, 1994.

 (/2/) For purposes of calculating the filing fee only. Upon consummation of the Merger, each outstanding share of Santa Fe Pacific Corporation common stock, par value $1.00 per share, will be converted into the right to receive 0.27 shares of Burlington Northern Inc. common stock, no par value. The proposed maximum aggregate value of the transaction described in the preliminary proxy materials is equal to one-fiftieth of one percent of $2,637,682,402 (calculated based on the number of shares of Santa Fe Pacific Corporation common stock outstanding as of June 30, 1994, the average of the high and low reported prices of Burlington Northern Inc. common stock on August 5, 1994 and the exchange ratio of 0.27).

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid: ..........
     2) Form, Schedule or Registration
        Statement No.: ...................
     3) Filing Party: ....................
     3) Date Filed: ......................

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                                     LOGO
                         SANTA FE PACIFIC CORPORATION
                              1700 EAST GOLF ROAD
                        SCHAUMBURG, ILLINOIS 60173-5860

                         LAST CHANCE TO VOTE BY PROXY

                                                               November 8, 1994

Dear Shareholder:

  On November 18, 1994, shareholder votes will be cast on the most important event in your Company's 126-year history -- the proposed merger with Burlington Northern. Your Board of Directors reaffirms its unanimous recommendation of the merger and urges a vote FOR on the enclosed WHITE proxy card.

  EVERY VOTE COUNTS -- NOT VOTING IS THE SAME AS VOTING AGAINST.

                     UNION PACIFIC'S PROPOSAL IS A MIRAGE

  Since no merger can take place without ICC approval, we believe all Santa Fe shareholders should ask themselves the following questions:

  If Union Pacific believes its proposal will obtain ICC approval...

  . Why do so many analysts say just the opposite?
(Please read the analyst quotes that accompany this letter.)

  . Why does Union Pacific admit, in its own proxy statement, "THE ISSUE OF ICC APPROVAL PRESENTS A SIGNIFICANT RISK TO CONSUMMATING THE UNION PACIFIC PROPOSAL?"

  . Why has Union Pacific refused to set up a voting trust? WHY DOES IT WANT YOU TO ASSUME ALL THE RISK OF THE ICC REJECTING ITS PROPOSAL?

  . Why are Union Pacific's hand-picked paid experts unable to conclude that ICC approval is likely?

                      UNLIKE UP'S PROPOSAL, THE BN MERGER

                       IS LIKELY TO RECEIVE ICC APPROVAL
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  IF SHAREHOLDERS DON'T APPROVE THE BN MERGER UNION PACIFIC WINS AND YOU LOSE

  Before you cast your vote, it is critical that you understand the consequences of not voting FOR the Burlington Northern-Santa Fe merger.

.  UNION PACIFIC WINS by preventing the creation of a formidable competitor.

. UNION PACIFIC WINS because it has made no commitment to Santa Fe shareholders. It owes you nothing and is free to walk away from its proposal at any time.

. SANTA FE SHAREHOLDERS LOSE the opportunity for merger-driven stock price appreciation and dividend increases.

. SANTA FE SHAREHOLDERS LOSE because without a merger premium, the price of Santa Fe stock is likely to decline substantially.

  The purpose of Union Pacific's eleventh hour bid is to block the Burlington Northern-Santa Fe merger. As Neil Goldschmidt, a former Secretary of Transportation and Governor of Oregon, put it,

     "THEY JUST DON'T WANT ANYONE ELSE TO GET [SANTA FE]. THE CHEAPEST THING IN THE WORLD IS TO HIRE A BUNCH OF LAWYERS AND
     STALL THE THING...." FOR UNION PACIFIC'S CHAIRMAN, "EVERY DAY
     THE UNION PACIFIC DOESN'T HAVE COMPETITION IS A GOOD DAY."

  Mr. Goldschmidt's comments are included in the enclosed article from Business Week that analyzes "Why UP Wants To Be The Spoiler."

                               ----------------

  The Burlington Northern-Santa Fe merger is in the best interests of Santa Fe shareholders. Don't forego the many benefits of this historic merger or risk the value of your investment for Union Pacific's empty promises.

  Vote FOR the Burlington Northern-Santa Fe merger. Sign, date and mail the enclosed WHITE proxy card today. Since the November 18 special meeting is only a few days away, it is important to act without delay.

  Thank you.

                                          On behalf of the Board of Directors

                                          Sincerely,

                                          LOGO
                                          Robert D. Krebs

                                          Chairman, President and Chief
                                           Executive Officer
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    HERE IS A SAMPLING OF WHAT LEADING INDEPENDENT SECURITIES ANALYSTS ARE
                                  SAYING. . .

"We continue to see no reason to change our mind about the high risk of ICC rejection of a UNP/SFX combination after lengthy review, or at least ordering trackage rights and other such concessions so onerous as to make the deal untenable."
ANTHONY HATCH, PAINEWEBBER, OCTOBER 27, 1994

"Although UNP put out a previous internal analysis. . . we felt this review was somewhat superficial given the significant anticompetitive effects of a possible UNP and SFX combination. . . . [A] UNP takeover of SFX would have very small approval possibilities before the ICC."
SCOTT FLOWER, KIDDER PEABODY, OCTOBER 31, 1994

"The Union Pacific bid. . . even if it went to $30 per share, just seems less and less realistic, because these two companies, that is Santa Fe and Union Pacific, if they merged, would become. . . more of a monopoly than they were in the past, and would reduce competition. That's one thing the government doesn't want to do."
JIM VALENTINE, SMITH BARNEY, AS QUOTED ON CNN MONEYLINE, OCTOBER 31, 1994

"The fact remains it's [UP's offer] still a difficult offer to believe" considering the complexities of getting Santa Fe shareholders and the Interstate Commerce Commission on board.
DOUG ROCKEL, MERRILL LYNCH, IN BLOOMBERG BUSINESS NEWS, OCTOBER 30, 1994

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                               I M P O R T A N T

   Please make sure your latest dated proxy is a WHITE card voting FOR the Burlington Northern-Santa Fe merger. A FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER.

   If you have any questions or need assistance voting your Santa Fe shares, please call either of our proxy solicitors:

  D.F. KING & CO., INC.
  1-800-697-6974 (Toll-Free)                             LOGO
                                                    1-800-322-2885 (Toll-Free)

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                VOTE FOR THE BURLINGTON NORTHERN SANTA FE MERGER